As filed with the Securities and Exchange Commission on April 17, 2025

Registration No. 333-286221

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

To

FORM F-3/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORESIGHT AUTONOMOUS HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

State of Israel	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7 Golda Meir Ness Ziona 7414001 Israel +972-077-9709030	Puglisi & Associates 850 Library Ave., Suite 204 Newark, DE 19711 Tel: (302) 738-6680
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone
including area code, of registrant’s principal executive offices)	number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq. Ron Ben-Bassat, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 Tel: 212.660.3000	Gregory Irgo, Adv. Ido Zaborof, Adv. Lipa Meir & Co 2 Weitzman St Tel Aviv 6423902, Israel Tel: (972) 3.607.0690

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 17, 2025

PROSPECTUS

FORESIGHT AUTONOMOUS HOLDINGS LTD.

Series A Warrants to Purchase Up to 6,111,111 American Depositary Shares Representing 183,333,330 Ordinary Shares

Series B Warrants to Purchase Up to 2,989,130 American Depositary Shares Representing 89,673,900 Ordinary Shares

Up to 9,100,241 American Depositary Shares Representing 273,007,230 Ordinary Shares

underlying such Series A and Series B Warrants

The selling shareholders identified in this prospectus may offer from time to time warrants consisting of: (i) Series A warrants, or Series A Warrants, to purchase up to 6,111,111 American Depositary Shares, or ADSs, representing 183,333,330 ordinary shares, no par value per share, or the Ordinary Shares; and (ii) Series B warrants, or Series B Warrants, to purchase up to 2,989,130 ADSs, representing 89,673,900 Ordinary Shares, or, collectively, the Warrants, issued to certain individuals named in this prospectus, pursuant to certain securities purchase agreements, dated March 7, 2025, or the Securities Purchase Agreements. Each ADS represents thirty (30) Ordinary Shares.

This prospectus describes the general manner in which the ADSs may be offered and sold by the selling shareholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus. We are not selling any shares under this prospectus and will not receive any proceeds from the sale of the shares by the selling shareholders. See “Use of Proceeds.” The selling shareholders may sell all or a portion of the ADSs from time to time in market transactions through any market on which our ADSs are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution” on page 7.

The exercise price of the Series A Warrants is equal to $0.01 per ADS. Therefore, we expect to receive nominal cash proceeds from any exercise of the Series A Warrants.

The ADSs, each representing thirty (30) of our Ordinary Shares, are traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “FRSX.” On April 16, 2025, the last reported sale price of our ADSs was $0.655 per ADS.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3 AND IN OUR ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024, which was filed on March 24, 2025, or the 2024 Annual Report.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2025

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For investors outside of the United States: Neither we nor any of the selling shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. In this prospectus, unless otherwise indicated, all references to the “Company,” “we,” “our” and “Foresight” refer to Foresight Autonomous Holdings Ltd. and its subsidiaries.

References to “U.S. dollars” and “$” are to currency of the United States of America, and references to “NIS” are to New Israeli Shekels. References to “Ordinary Shares” are to our Ordinary Shares, no par value per share, that are traded on the Tel Aviv Stock Exchange, or TASE, under the symbol “FRSX”. References to ADSs are to our American Depository Shares, each representing thirty of our Ordinary Shares that are traded on Nasdaq under the symbol “FRSX”.

i

OUR COMPANY

Overview

We are a technology company engaged in development of advanced three-dimensional, or 3D, perception systems and cellular-based applications. Through our wholly owned subsidiaries, Foresight Automotive Ltd., or Foresight Automotive, Foresight Changzhou Automotive Ltd., or Foresight Changzhou and Eye-Net Mobile Ltd., or Eye-Net, we develop both “in-line-of-sight” vision solutions and “beyond-line-of-sight” accident-prevention solutions.

Our 3D perception systems include modules of automatic calibration and dense 3D point cloud that can be applied to diverse markets such as automotive, defence, autonomous driving, agriculture and heavy industrial equipment and unmanned aerial vehicles.

Eye-Net develops next-generation vehicle-to-everything collision prevention solutions and smart automotive systems to enhance road safety and situational awareness for all road users in the urban mobility environment. By leveraging cutting-edge artificial intelligence technology, advanced analytics, and existing cellular networks, Eye-Net’s innovative solution suite delivers real-time pre-collision alerts to all road users using smartphones and other smart devices within vehicles.

Securities Purchase Agreement

On March 7, 2025, we and Eye-Net entered into Securities Purchase Agreements with institutional and private investors for an investment in Eye-Net, based on an Eye-Net pre-money valuation of $45 million. The gross proceeds of the investment are approximately $2.75 million, before deducting finders’ fees and other estimated offering expenses. The investment was completed March 16, 2025.

The investment was executed through the direct purchase of approximately 5.8% of Eye-Net’s ordinary shares. Eye-Net granted the investors certain antidilution protections in the event of a down-round effectuated within a year of the closing of their investment, subject to a floor valuation of $30 million.

In addition, we agreed to issue Warrants to purchase our ADSs as follows: (i) Series A Warrants to purchase ADSs at an exercise price of $0.01 per ADS, exercisable until the later of June 30, 2025, or 90 days from the date on which this registration statement, or the Registration Statement, becomes effective, for a number of ADSs equal to the quotient of (A) the investment amount paid by each investor divided by (B) the lowest closing price of the ADSs on Nasdaq during the five trading days preceding the exercise date, but at a price no lower than $0.45; provided that in no event shall the aggregate number of ADSs issuable upon exercise of the Series A Warrants exceed 6,111,111 ADSs, representing 183,333,330 Ordinary Shares, and (ii) Series B Warrants to purchase ADSs at an exercise price per ADS equal to 125% of the most recent price of the ADSs on Nasdaq known at the closing of the transaction, or the Closing ADS Price, which was $0.69 per Ordinary Share, exercisable for a 24 month period following the closing, for a number of ADSs equal to 75% of the quotient of (A) the investment amount paid by each investor divided by (B) the Closing ADS Price. The aggregate number of ADSs issuable upon exercise of the Series B Warrants shall not exceed 2,989,130 ADSs, representing 89,673,900 Ordinary Shares. The Series A Warrants and Series B Warrants will not be listed for trade.

In light of the exercise price of the Series A Warrants of $0.01 per ADS, we expect to receive nominal cash proceeds from any exercise of the Series A warrant.

Eye Net intends to use the net proceeds of this offering for working capital and other general corporate purposes.

In the event that following the closing date but prior to lapse of twelve month period thereafter, Eye-Net consummates a transaction or series of related transactions for an equity investment in Eye-Net’s securities in an aggregate amount exceeding US $1,000,000 at a price per share underlying such transaction or series of transactions lower than the price per share, the price per share shall be adjusted to reflect the price per share underlying such next investment, subject to adjustments for share splits, reverse splits and recapitalizations; provided, however, that in no event the adjusted price per share shall reflect Eye-Net’s pre-money valuation of less than US $30,000,000. In such event, the number of Eye-Net’s ordinary shares issuable under the Securities Purchase Agreements shall be increased accordingly, based on the adjusted price per share, and on the date of closing of the next investment, Eye-Net shall issue to the investor his respective amount of additional ordinary shares against payment by such investor of the par value thereof.

1

ABOUT THIS OFFERING

This prospectus describes the general manner in which the selling shareholders identified in this prospectus may offer from time to time up to 9,100,241 ADSs, each represents thirty of our Ordinary Shares, no par value per share. The securities consist of (i) up to 6,111,111 ADSs, issuable upon the exercise of the Series A Warrants and (ii) up to 2,989,130 ADSs, issuable upon the exercise of the Series B Warrants.

Ordinary Shares currently outstanding	578,924,226 (includes Ordinary Shares represented by ADSs).

Securities offered by the selling shareholders	(i) up to 6,111,111 ADSs, issuable upon the exercise of the Series A Warrants and (ii) up to 2,989,130 ADSs, issuable upon the exercise of the Series B Warrants.

The ADSs	Each ADS represents thirty of our Ordinary Shares. If converted to ADSs, the depositary will be the holder of the Ordinary Shares underlying the ADSs and the selling shareholders will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and holders and beneficial owners of ADSs from time to time.

Use of proceeds:

We will not receive any proceeds from the sale of the ADSs by the selling shareholders. All net proceeds from the sale of the ADSs covered by this prospectus will go to the selling shareholders. We will receive cash proceeds equal to the total exercise price of the Warrants that are exercised provided, however, that due to the exercise price of $0.01 per ADS of the Series A Warrants, we expect to receive nominal cash proceeds from any exercise of the Series A Warrants.

We intend to use the proceeds from the exercise of the Warrants for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors:	An investment in the ADSs offered under this prospectus is highly speculative and involves substantial risk. You should read the “Risk Factors” section starting on page 3 of this prospectus, and “Item 3. - Key Information – D. Risk Factors” in our 2024 Annual Report, incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Depositary	The Bank of New York Mellon

Nasdaq symbol:	“FRSX.”

As of April 16, 2025, the number of currently outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) is 582,738,066 (or 855,745,296 assuming the exercise of all of the Warrants under this registration statement). This number excludes:

●

30,895,775 Ordinary Shares issuable upon the exercise of options outstanding under our 2016 Equity Incentive Plan, at a weighted average exercise price of NIS 0.54 (approximately $0.15) per share (approximately $4.50 per ADS), of which 26,383,275 were vested as of April 16, 2025;

●	23,544,338 Ordinary Shares reserved for issuance and available for future grant under our 2016 Equity Incentive Plan; and

●	54,504,960 Ordinary Shares reserved for issuance and available for future grant under the Foresight Autonomous Holdings Ltd. 2024 Share Incentive Plan.

Unless otherwise indicated, all the information in this prospectus assumes no exercise of the outstanding options or warrants described above, including, for the avoidance of doubt, any pre-funded warrants or warrants.

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RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described below and in our periodic reports filed with the Securities and Exchange Commission, or SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our 2024 Annual Report, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

Risks Related to an Investment in our Securities and this Offering

The issuance of our ADSs to the selling shareholders might cause substantial dilution to our existing shareholders, and the sale of the ADSs acquired by the selling shareholder, or the perception that such sales may occur, could cause the price of our ADSs to fall.

The exercise price of Series A Warrants is $0.01 per ADS. Additionally, the number of ADSs we will issue as a result of the exercise of the Series A Warrants will be equal to (A) the investment amount paid by each investor divided by (B) the lowest closing price of the ADSs on Nasdaq during the five trading days preceding the exercise date, but at a price not lower than $0.45. Therefore, the actual number of ADSs that we may issue upon exercise of Series A Warrants will fluctuate based on the price of our ADSs, subject to a floor of $0.45 per ADS.

If and when we do issue ADSs to the selling shareholders, the selling shareholders may resell all, some, or none of those ADSs at its discretion, subject to the terms of the purchase agreements. Therefore, sales to the selling shareholders by us could result in substantial dilution to the interests of other holders of our ADSs. Additionally, the sale of a substantial number of shares of our ADSs to the selling shareholders, or the anticipation of such sales, could make it more difficult for us to sell equity or equity related securities in the future at a desirable time and price.

Sales of a substantial number of our securities in the public market by the selling shareholders and/or by our existing shareholders or the perception that such sales might occur could cause the price of our ADSs to fall. In addition, if the price of our ADSs continues to trade below $1.00, we may be unable to regain compliance with Nasdaq continued listing requirements.

Pursuant to this prospectus, the selling shareholders can sell up to 9,100,241 ADSs representing 273,007,230 Ordinary Shares, which consists of up to (a) Series A Warrants to purchase up to 6,111,111 ADSs, representing 183,333,330 Ordinary Shares, and (b) Series B Warrants to purchase up to 2,989,130 ADSs, representing 89,673,900 Ordinary Shares.

Sales of a substantial number of our ADSs in the public market by the selling shareholders (or similar large sales of our ADSs by existing shareholders), or the perception that those sales might occur, could depress the market price of our ADSs and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales or the perception that such sales might have on the prevailing market price of our ADSs.

The sale of all ADSs being offered by this prospectus could also result in a significant decline in the public trading price of our ADSs. On March 24, 2024, we received a written notice from the Nasdaq Stock Market LLC indicating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as our closing bid price for our ADSs was below $1.00 per share for the prior 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been granted a 180-calendar day compliance period, or until September 22, 2025, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our ADSs must meet or exceed $1.00 per share for at least 10 consecutive business days during the 180-calendar day compliance period.

If we are not in compliance by September 22, 2025, we may be afforded a second 180-calendar day compliance period. To qualify for this additional time, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq with the exception of the minimum bid price requirement and will need to provide written notice of its intention to cure the deficiency during the second compliance period. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our ADSs will be subject to delisting.

Therefore, the sale of the ADSs being offered in this offering could cause the price of our ADSs to continue to fall, which could result in our ADSs being delisted from Nasdaq.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus, including in our 2024 Annual Report, incorporated by reference herein, and other information included or incorporated by reference in this prospectus, constitute forward-looking statements. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our financial statements for the year ended December 31, 2024, contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all;

●	the ability to correctly identify and enter new markets;

●	the overall global economic environment;

●	the impact of competition and new technologies;

●	general market, political, and economic conditions in the countries in which we operate including those related to recent unrest and actual or potential armed conflict in Israel and other parts of the Middle East;

●	projected capital expenditures and liquidity;

●	our ability to raise additional capital to support our operation;

●	changes in our strategy; and

●	those factors referred to in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” of our 2024 Annual Report as well other factors in the 2024 Annual Report.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and other risk factors contained in the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events. In addition, the section of our 2024 Annual Report entitled “Item 4. Information on the Company” contains information obtained from independent industry sources and other sources that we have not independently verified.

 Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders. All net proceeds from the sale of the Ordinary Shares covered by this prospectus will go to the selling shareholders. However, we will receive cash proceeds equal to the total exercise price of the Warrants that are exercised.

We intend to use the proceeds from the exercise of the Warrants for working capital and other general corporate purposes.

Pending our use of the net proceeds from the exercise of the Warrants, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities, as shall be decided by our board of directors from time to time.

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capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2024, and should be read in conjunction with “Use of Proceeds,” our financial statements and related notes that are incorporated by reference into this Registration Statement:

●	on an actual basis; and

●	on an adjusted basis to give effect to the issuance of Warrants pursuant to the Securities Purchase Agreements.

(U.S. dollars in thousands) (Unaudited)	Actual and As Adjusted
Cash, cash equivalents and restricted cash	$7,182
Shareholders’ equity:
Ordinary Shares, no par value; Authorized 1,000,000,000 shares; Issued and outstanding: 582,738,066 shares as of April 16, 2025
Additional paid in capital	137,094
Accumulated deficit	(131,028)
Non-controlling interest	664
Total equity	6,730

●

30,895,775 Ordinary Shares issuable upon the exercise of options outstanding under our 2016 Equity Incentive Plan, at a weighted average exercise price of NIS 0.54 (approximately $0.15) per share (approximately $4.50 per ADS), of which 26,383,275 were vested as of April 16, 2025;

●	23,544,338 Ordinary Shares reserved for issuance and available for future grant under our 2016 Equity Incentive Plan; and

●	54,504,960 Ordinary Shares reserved for issuance and available for future grant under the Foresight Autonomous Holdings Ltd. 2024 Share Incentive Plan.

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SELLING SHAREHOLDERS

We have agreed to file the registration statement of which this prospectus forms a part to cover the resale by the selling shareholders of the ADSs owned by selling shareholders pursuant to the Securities Purchase Agreements and ADSs which shall be owned by selling shareholders upon conversion of their Ordinary Shares, issuable upon exercise of the Warrants. We are registering the Ordinary Shares represented by ADSs in order to permit the selling shareholders to offer ADSs represented by Ordinary Shares for resale from time to time.

Within the past three years, other than the relationships described herein, the selling shareholders have not held a position as an officer or a director of ours, nor has any selling shareholder had any material relationship of any kind with us or any of our affiliates, except by way of providing services or by way of employment. All information with respect to share ownership has been furnished by the selling shareholders, unless otherwise noted. The selling shareholders may offer all or part of the ADSs they own for resale from time to time pursuant to this prospectus. The selling shareholders do not have any family relationships with our officers or directors.

Selling shareholders who are affiliates of a broker-dealer or any participating broker-dealer are deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling shareholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, none of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer.

The term “selling shareholder” also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholders named in the table below. Except for voting arrangements described above under “Our Company”, to our knowledge, each selling shareholder named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the ADSs set forth opposite its name. We will file a supplement to this prospectus (or a post-effective amendment to the registration statement of which this prospectus forms a part, if necessary) to name successors to the selling shareholders who are able to use this prospectus to resell the securities registered hereby.

The second column lists the number of securities beneficially owned and the percentage ownership represented by the Ordinary Shares beneficially owned by each selling shareholder, based on its ownership of Ordinary Shares as provided to us by each selling shareholder, as of April 16, 2025.

The third column lists the total securities being offered by this prospectus by each selling shareholder.

The fourth column assumes the sale of all of the securities offered by each selling shareholder pursuant to this prospectus and lists the percentage ownership represented by the securities beneficially owned by the selling shareholder assuming the sale of all the securities offered by the selling shareholder pursuant to this prospectus. The selling shareholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering(1)				Maximum Number of Shares to be Sold Pursuant to this Prospectus		Shares Owned Immediately After Sale of Maximum Number of Shares in this Offering
	Number		Percentage(2)		Number		Number	Percentage(2)
YA II PN, Ltd	0		*	%	198,550,710	(3)	0	*	%
L.I.A Pure Capital Ltd	0		*	%	44,673,900	(4)	0	*	%
Rankshare Ltd	0		*	%	19,855,050	(5)	0	*	%
Yehuda Tendler	1,167,317	(6)	*	%	9,927,570	(7)	1,167,317	*	%

Total	1,167,317		*	%	273,007,230		1,167,317	*	%

*	less than 1%.

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary Shares subject to vested options and warrants currently exercisable, or exercisable within 60 days of April 16, 2025, are counted as outstanding for computing the percentage of the selling stockholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling stockholder.
(2)	Applicable percentage of ownership is based on 582,738,066 Ordinary Shares outstanding as of April 16, 2025.
(3)	Includes up to 133,333,320 Ordinary Shares and 65,217,390 Ordinary Shares issuable upon the exercise of 4,444,444 Series A Warrants and 2,173,913 Series B Warrants, respectively, pursuant to a securities purchase agreement dated March 7, 2025. YA II PN, Ltd. is a fund managed by Yorkville Advisors Global, LP, or Yorkville LP. Yorkville Advisors Global II, LLC, or Yorkville LLC, is the General Partner of Yorkville LP. All investment decisions for YA II PN, Ltd. are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo Address: 102 Springfield Avenue, Mountainside, NJ 07092.
(4)	Includes up to 30,000,000 Ordinary Shares and 14,673,900 Ordinary Shares issuable upon the exercise of 1,000,000 Series A Warrants and 489,130 Series B Warrants, respectively, pursuant to a securities purchase agreement dated March 7, 2025. Kfir Silberman is the control person for L.I.A. Pure Capital Ltd. with voting and dispositive power over the Ordinary Shares held by L.I.A. Pure Capital Ltd. Address: Raoul Wallenberg 20, Tel Aviv, Israel 6971916.
(5)	Includes up to 13,333,320 Ordinary Shares and 6,521,730 Ordinary Shares issuable upon the exercise of 444,444 Series A Warrants and 217,391 Series B Warrants, respectively, pursuant to a securities purchase agreement dated March 7, 2025. Yariv Gilat is the control person for L.I.A. Pure Capital Ltd. with voting and dispositive power over the Ordinary Shares held by L.I.A. Pure Capital Ltd. Address: Habarzel 1, Tel Aviv, Israel 6971001.
(6)	Consists of 1,167,317 Ordinary Shares.
(7)	Includes up to 6,666,690 Ordinary Shares and 3,260,880 Ordinary Shares issuable upon the exercise of 222,222 Series A Warrants and 108,696 Series B Warrants, respectively, pursuant to a securities purchase agreement dated March 7, 2025. Address: Shaul Avigur 6, Tel Aviv, Israel 6937942.

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PLAN OF DISTRIBUTION

The selling shareholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2440 of the Financial Industry Regulatory Authority, or FINRA, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out his short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Any fees related to conversions of the Ordinary Shares to ADSs will be assumed and payable by the selling shareholders named in this prospectus.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the selling shareholders that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

Certain legal matters concerning this offering were passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus were passed upon for us by Lipa Meir & Co, Tel Aviv, Israel.

EXPERTS

The financial statements of Foresight Autonomous Holdings Ltd. incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, an independent registered public accounting firm, given their authority as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses of this offering payable by us related to the filing of the registration statement of which this prospectus forms a part. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$961.35
Legal fees and expenses	$15,000
Accounting fees and expenses	$20,000
Miscellaneous	$1,000
Total	$36,961.35

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Lipa Meir & Co, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning Israel is not the most appropriate forum to bring such a claim. In Israeli courts, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process and certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and may furnish to the SEC, on Form 6-K, unaudited interim financial information.

You can review our SEC filings and the registration statements by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at www.foresightauto.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed on March 24, 2025;

●	our reports of foreign private issuer on Form 6-K furnished to the SEC on March 28, 2025 and April 10, 2025; and

●	the description of our Ordinary Shares and ADSs contained in our registration statement on 20-F (File No. 001-38094), filed under the Exchange Act, as amended by Exhibit 2.2 to the 2024 Annual Report, and including any further amendment or report filed or to be filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Foresight Autonomous Holdings Ltd., 7 Golda Meir St., Ness Ziona 7403650, Israel. Attention: Eli Yoresh, Chief Financial Officer, telephone number: +972-77-9709030.

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Foresight Autonomous Holdings Ltd.

Series A Warrants to Purchase Up to 6,111,111 American Depositary Shares Representing 183,333,330 Ordinary Shares

Series B Warrants to Purchase Up to 2,989,130 American Depositary Shares Representing 89,673,900 Ordinary Shares

Up to 9,100,241 American Depositary Shares Representing 273,007,230 Ordinary Shares underlying such

Series A and Series B Warrants

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Indemnification

Under the Israeli Companies Law, 5759-1999, or the Companies Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event provided a provision authorizing such indemnification is contained in its articles of association:

●	a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount or criteria;

●	reasonable litigation expenses, including legal fees, incurred by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including legal fees, incurred by the office holder or imposed by a court (i) in proceedings instituted against him or her by the company, on its behalf or by a third party, or (ii) in connection with criminal proceedings in which the office holder was acquitted, or (iii) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Israeli Securities Law, 5728-1968, or Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Our amended and restated articles of association, or the Amended Articles, allow us to indemnify our office holders up to a certain amount. The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

●	to events that in the opinion of the board of directors can be foreseen based on the Company’s activities at the time that the undertaking to indemnify is made; and

●	in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

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Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association.

Our Amended Articles provide that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the Company as a result of a breach of his or her duty of care, but prohibit an exculpation from liability arising from a Company’s transaction and/or decision in which our controlling shareholder or officer has a personal interest.

Insurance

Under the Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of the duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a financial liability imposed upon him or her in favor of another person concerning an act performed by such office holder in his or her capacity as an officer holder;

Limitations

An Israeli company may not indemnify or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine, monetary sanction or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee, the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee, if the engagement terms are determined in accordance with the company’s compensation policy and that policy was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets or obligations.

Our Amended Articles allow us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law. Our office holders are currently covered by a directors and officers’ liability insurance policy.

We have entered into indemnification and exculpation agreements with all of our directors and executive officers. Each such agreement provides the office holder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance. In addition, each such agreement exculpates and releases our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law, subject to the aforesaid limitations.

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In the opinion of the Securities and Exchange Commission, however, indemnification of directors and office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

There is no pending litigation or proceeding against any of our office holders as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any office holder.

Item 9. Exhibits

Exhibit Number	Description of Document

4.1	Amended and Restated Articles of Association of Foresight Autonomous Holdings Ltd. (unofficial English translation from Hebrew original), filed as part of Exhibit 99.1 to Form 6-K filed on August 16, 2019, and incorporated herein by reference

5.1+	Opinion of Consent of Lipa Meir & Co, Israeli counsel to Foresight Autonomous Holdings Ltd.

10.1	Foresight Autonomous Holdings Ltd. (2016) Equity Incentive Plan (unofficial English translation from Hebrew original), filed as Exhibit 4.6 to Form 20-F, filed on March 27, 2018, and incorporated herein by reference.

10.2	Foresight Autonomous Holdings Ltd. (2024) Share Incentive Plan, filed as Exhibit 99.1 to Form 6-K, filed on July 12, 2024, and incorporated herein by reference.

10.3	Form of Securities Purchase Agreement, dated March 7, 2025, Foresight Autonomous Holdings Ltd., and each of the investors thereto, filed as Exhibit 10.1 to Form 6-K filed on March 12, 2025, and incorporated herein by reference.

10.4	Form of Series A Warrant, filed as Exhibit 4.1 to Form 6-K filed on March 12, 2025, and incorporated herein by reference.

10.5	Form of Series B Warrant, filed as Exhibit 4.2 to Form 6-K filed on March 12, 2025, and incorporated herein by reference.

23.1*	Consent of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, independent registered public accounting firm.

23.2+	Consent of Consent of Lipa Meir & Co (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107+	Filing Fee Table.

+	Previously filed.

*	Filed herewith.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

A.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ness Ziona, State of Israel on April 17, 2025.

Foresight Autonomous Holdings Ltd.

By:	/s/ Haim Siboni
Haim Siboni
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Haim Siboni	Chief Executive Officer, Chairman of the Board	April 17, 2025
Haim Siboni	(Principal Executive Officer)

/s/ Eli Yoresh	Chief Financial Officer	April 17, 2025
Eli Yoresh	(Principal Financial and Accounting Officer)

*	Director	April 17, 2025
Moshe Scherf

*	Director	April 17, 2025
Ehud Aharoni

*	Director	April 17, 2025
Daniel Avidan

*	Director	April 17, 2025
Zeev Levenberg

*	Director	April 17, 2025
Vered Raz-Avayo

* By:	/s/ Haim Siboni
Haim Siboni
Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Foresight Autonomous Holdings Ltd. has signed this registration statement on April 17, 2025.

Puglisi & Associates

Authorized U.S. Representative

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director

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